EXHIBIT 13.1

     Pursuant to 18 United States Code §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certify that, to the best of our knowledge, the annual report on Form 20-F for the fiscal year ended December 31, 2009 of Semiconductor Manufacturing International Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a), as applicable of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2010
/s/ David N.K. Wang
	Name:	David N.K. Wang
	Title:	Chief Executive Officer and President

/s/ Gary Tseng
Name:	Gary Tseng
Title:	Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 United States Code §1350 and is not being filed as part of the Report.